AGREEMENT NOT TO COMPETE



      THIS AGREEMENT NOT TO COMPETE (hereinafter "the Agreement"), made this 17th day of November, 1997, is by and between Lloyd Frazier ("Lloyd "), and All American Bottling Corporation, a Delaware Corporation, hereinafter referred to as "AABC".

      WHEREAS, pursuant to an Purchase Agreement ("thePA") Lloyd has agreed to resign from all positions with AABC and;

      WHEREAS, the parties desire to enter into this agreement.

      NOW, THEREFORE, in consideration of the respective covenants and agreements herein contained, the parties hereto, do hereby covenant and agree as follows:

      1. Term of Agreement: This Agreement shall commence on the date hereof and continue thereafter for a period of three (3) years until the 17th day of November, 2007

      2. Agreement Not to Compete. Lloyd agrees that he will not, for himself, or on behalf of any other person, partnership, corporation or any other entity, either as a principal, owner, agent, stockholder, partner or in any other corporate or individual capacity whatsoever, within the States of Kansas and Colorado where AABC currently conducts it's business, ("the territory") (a) interfere with AABC's, or any successor in interest's, conduct of the Business by soliciting in the franchise area any customer that was a customer of AABC, or potential customer on the date hereof, to sell or produce products of types offered by AABC, (b) interfere with AABC's, or any successor in interest's conduct of the business by persuading any Customer to discontinue it's business with AABC, or any successor in interest thereto, (c) interfere with AABC's, or any successor in interest's conduct of the business by persuading any customer to do business with any other person, firm, corporation, partnership, association in competition, with the Business as conducted by AABC, or any successor in interest thereto, employees to work for, or on behalf of, any person, firm, corporation, partnership, association or entity other than AABC or otherwise to violate this covenant. This covenant shall not prohibit Lloyd from engaging in consulting work for others in the beverage industry so long as such firms are not engaged in, or planning to be engaged in, DSD operations within the territory. In addition this covenant shall not prohibit Lloyd from working for any franchise companies, within the territory, so long as such work does not involve contact with the "trade" as that term is commonly used in the industry, on behalf of any competitor of AABC in the territory. The term "business" as used in this section is the manufacture, sale and distribution of various non alcoholic drinks pursuant to franchise or license agreements and distributor agreements within certain defined territories within the States of Colorado and Kansas. Nothing in this agreement shall prohibit the ownership of a minority interest in a publicly traded company engaged in the same business as AABC.

      3. Consideration. In consideration of this Agreement AABC shall pay Lloyd the sum of $231,200 with interest at the rate of 6.25% per annum, in 33 monthly installments as set forth on the schedule attached hereto. In the event any payment is not made within 30 days of it's due date, at the option of Lloyd, the entire remaining amount may be declared due and payable. The first monthly payment shall be made on the closing of the purchase agreement. In exchange for writing off the receivable due from Lloyd to FSB, Lloyd agrees that the last payment due under this covenant will not be made.

      4. Waiver of Breach. The failure of either party to prosecute, or the waiver by either party of, any breach of any provision of this Agreement by either party shall not operate as, or be construed, as a waiver of any subsequent breach of this Agreement whether or not of the same or of a similar nature.

      5. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, AABC and Lloyd, and their successors, personal representatives, heirs and assigns.

      6. Applicable Law. This Agreement shall be governed and construed in accordance with, the laws of the State of Oklahoma or the States of Kansas and/or Colorado as may be selected by AABC.

      7. Asset Purchase Agreement. At all times this Agreement shall be construed in connection with the APA between Lloyd and All American Bottling Corporation. The terms and provisions of the APA are hereby incorporated by reference.

      8., 9., Intentionally omitted.

10.   Miscellaneous.

            10.1 Expenses. Each party hereto shall bear its or his own expenses incurred pursuant to this Agreement.

            10.2 Entire Agreement. This Agreement, together with any documents referred to herein which are incorporated herein by reference, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

            10.4 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both of the other genders and the singular number shall include the plural.

            10.5 Assignment. This Agreement shall be binding upon the parties hereto, their successors and assigns, and may not be assigned by either party without the other parties express written consent, provided that this prohibition against assignment shall not apply to any transfer as the result of the death of any party. Any permitted assignment of this agreement shall at all times be subject to the terms and conditions of the purchase agreement.

            10.6 Amendments. This Agreement may be amended only by a written agreement executed by all of the parties hereto.

            10.7 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by facsimile transmission, overnight cheerier, or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail:

            Lloyd Frazier
            Cherry Creek Tower # 1106
            3100 Cherry Creek South
            Denver, CO 80209

            Stephen B. Browne, President
            All American Bottling Corporation
            15 N. Robinson
            Oklahoma City, Oklahoma  73102


Any party hereto may change the address or telecopy number designated for mailing by written notice to the other party. All such notices shall be deemed to be given when delivered in person or by facsimile transmission (with confirmation of receipt), or if placed in the mail as aforesaid, then two (2) days thereafter.

            10.8 Authority. Each party executing this Agreement warrants his authority to execute this Agreement.

            10.9 Counterparts. This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when both of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

            10.10 Severability. If any provision of this agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this agreement shall not be void, but shall be construed to be in force with the same effect as though such provisions were omitted. In addition no partial invalidity will affect the obligation of AABC to make the payments to Lloyd.

      IN WITNESS WHEREOF, AABC and Lloyd have executed this Agreement on the date first stated herein.

      "Lloyd "

                        BY    LLOYD FRAZIER
                              Lloyd Frazier



      "AABC"            All American Bottling Corporation

                        BY    STEPHEN B. BROWNE
                              Stephen B. Browne, President



                            Guaranty of Performance

      For good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Lloyd Frazier ("Lloyd") to enter into the above and foregoing Agreement not to Compete (the "Agreement") and in consideration thereof, Stephen B. Browne ("Browne") hereby unconditionally guarantees to Lloyd the full and prompt performance by All American Bottling Corporation ("AABC" of all the covenants, conditions, and agreements of AABC contained in the Agreement, including, without limitation, the prompt payment of the monthly payments provided for therein. The guaranty obligations of Browne hereunder is an absolute and unconditional guaranty of payment (and not of collection) and of performance. This guaranty shall be enforceable against Browne without necessity of any suit or proceeding whatsoever against AABC or any other person and without the necessity of any noticeof acceptance of this Guaranty or any other notice, proof, of demand to which Browne might otherwise be entitled, all of which Browne hereby expressly waives. Provided however that Lloyd is required to provide notice of non-payment to Browne prior to the time that Lloyd has the right to declare the entire balance due and payable. Browne agrees that the validity and enforceability of his obligations under this Guaranty shall in no way be terminated, affected, diminished, or impaired by reason of (a) the assertion or the failure to assert by Lloyd against AABC of any of the rights or remedies of Lloyd under the Agreement, any non-liability of AABC under the Agreement on account of insolvency or bankruptcy, or (b) the partial or total invalidity of the Agreement. It is agreed that the failure of Lloyd to insist in any one or more instances upon the strict performance or observance of any of the terms, provisions, or covenants of the Agreement or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provisions, or covenant, or right, but the same shall continue and remain in
full force and effect.   Notwithstanding anything herein to the contrary,
should Lloyd to be obligated by any bankruptcy or other law to repay to AABC or to Browne, or to any trustee, receiver, or other representative of either of them, any preferential payments or other similar amounts previously paid, this Guaranty shall be reinstated in the amounts of such repayments. No waiver or modification of any provision of this Guaranty shall be effective unless in writing signed by Lloyd; nor shall any such waiver be applicable except in the specific instance for which given. This Guaranty shall be binding upon Browne and his executors, administrators, heirs and beneficiaries and shall inure to the benefit of, and may be enforced by Lloyd and his executors, administrators, personal representatives, heirs, beneficiaries, and assigns. Browne acknowledges that he has a substantial economic interest in All-American Bottling Corporation so as to anticipate deriving a substantial economic benefit from the execution and delivery by Lloyd of the Agreement. This Guaranty Agreement shall be governed by the laws of the State of Kansas. Notices to Browne may be personally delivered or mailed, by registered or certified mail, return receipt requested, to 15 North Robinson, Oklahoma City, Oklahoma 73102 or to such other address as he may have previously furnished to Lloyd.


DATED: November 17, 1997            STEPHEN B. BROWNE
                                    Stephen B. Browne

                                          "Browne"